EXHIBIT 10.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of December 19, 2007 (this “First Amendment”), to the Term Loan Agreement referred to below, among COLLECTIVE BRANDS FINANCE, INC., a Nevada corporation (formerly known as “Payless ShoeSource Finance, Inc.”, the “Borrower”), COLLECTIVE BRANDS, INC., a Delaware corporation (the “Parent”), the Lenders (as defined in the Term Loan Agreement), CITICORP NORTH AMERICA, INC., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., as a Lender.

RECITALS

WHEREAS, the Borrower, the Parent, the Administrative Agent and the other Lenders party to the Term Loan Agreement dated as of August 17, 2007 (the “Term Loan Agreement”), desire to amend the Term Loan Agreement as set forth herein; and

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.             Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

Section 2.             Amendments. The Term Loan Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)           Section 1.1 (Defined Terms) of the Term Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Disregarded Entity” means any entity that, for U.S. federal tax purposes, is disregarded as an entity separate from its owner or is otherwise fiscally transparent.

“First Amendment Effective Date” means the Effective Date as defined in the First Amendment.

“Non-Domestic Restructuring” shall mean, (i) subject to the proviso set forth below, (A) the creation of one or more holding companies (each a “Holding Company”) that are both Foreign Subsidiaries owned directly by a Loan Party and Wholly-Owned Restricted Subsidiaries of the Borrower, (B) the direct or indirect transfer, contribution, dividend or sale of the Stock of certain Wholly-Owned Foreign Subsidiaries of the Borrower to one or more of such Holding Companies or Payless ShoeSource Canada, Inc. (“Payless Canada”), or (ii) subject to the proviso set forth below, an internal reorganization and recapitalization among the Loan Parties and certain Restricted Subsidiaries organized under the laws of the United States or Canada to be completed after the Closing Date and on or before January 31, 2008, unless such date is extended in writing by the Administrative Agent (which extension shall not be for more than one additional 30 day period) pursuant to which, (a) a portion of the Target’s Voting Stock (the “Transferred Stock”) will be transferred from the Borrower to one or more of its Wholly-Owned Restricted Subsidiaries, (b) upon the completion of such transfers of the Transferred Stock, the Target

Stockholder will be a Wholly-Owned Domestic Subsidiary, (c) one or more of the direct or indirect holders of the Target Stockholder will contribute the Transferred Stock to one or more Wholly-Owned Restricted Subsidiaries in exchange for a debenture, intercompany notes, equity and/or forward subscription agreements, (d) any dividends or distributions with respect to the Transferred Stock, to the extent paid in cash, shall be utilized to repay the debenture and the intercompany notes, as applicable, or any accrued or unpaid interest thereon, to make or grant intercompany loans to Wholly-Owned Restricted Subsidiaries or to fund dividends with no less than 75% of the proceeds thereof ultimately being received by a Loan Party; provided, however, the foregoing transactions in clause (i) or (ii) above shall not constitute a “Non-Domestic Restructuring”, unless (x) after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing and (y) the following conditions, as applicable, shall be satisfied at all times from and after the consummation of such transactions: (1) in the case of clause (ii) only, the Target Stockholder shall be a Guarantor and shall, pursuant to the Pledge and Security Agreement, pledge 100% of its ownership interest in the Transferred Stock to the Administrative Agent and shall grant to the Administrative Agent a Lien on any of its other assets, (2) in the case of clause (ii) only, the Borrower or another Loan Party shall pledge 100% of the Stock of any direct Subsidiary that is a Disregarded Entity and that holds, directly or indirectly, any Stock in the Target Stockholder, provided that such Disregarded Entity is not an “investment company” governed by the Investment Company Act of 1940, as amended, (3) any intercompany note or debenture payable to any Loan Party issued in connection with a Non-Domestic Restructuring shall be pledged to the Administrative Agent as additional Collateral under the Pledge and Security Agreement, (4) in connection with the consummation of a Non-Domestic Restructuring, no Loan Party shall be required to make any cash Investment in any Holding Company or in the Target Stockholder or any Restricted Subsidiary that holds, directly or indirectly, any Stock in the Target other than such amounts required by statute or for initial capitalization in an amount not to exceed $100,000 in each instance, (5) each Holding Company, the Target Stockholder, PSS Canada Financial Management Corp., PSS Canada Financial Services Corp., PSS Canada Holdings Corp. and Collective Canada Holdings Corp. shall not incur any Indebtedness (other than the intercompany Indebtedness or debenture described above) or Liens and shall not engage in any business or activity (other than holding the Stock of its Subsidiaries, paying taxes, dividends, distributions, interest or other business expenses, preparing reports to Governmental Authorities and to its equity holders and holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate, limited liability or limited partnership structure) and (6) each Holding Company, the Target Stockholder and any Subsidiary of the Borrower that holds, directly or indirectly, any Stock in the Target Stockholder shall remain Wholly-Owned Restricted Subsidiaries of the Borrower.

“Target Stockholder” means the holder of the Transferred Stock (as defined in the definition of Non-Domestic Restructuring) after giving effect to the Non-Domestic Restructuring.

(b)           The definition of “Investment” in Section 1.1 (Defined Terms) of the Term Loan Agreement is hereby amended by deleting the last sentence and inserting the following new sentence immediately following clause (d) thereof:

For purposes of determining the value of any Investment outstanding for purposes of any subclause of Section 8.3 (Investments), such amount, when aggregated with the amount of all other Investments made pursuant to such subclause, shall deemed to be the amount of all such Investments when made, purchased or acquired on or after the Closing Date less the amount of any returns received by the Loan Parties after the Closing Date on such Investments (without duplication but not to exceed the aggregate of the original amounts invested pursuant to such

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subclause) and, in the case of any Investments made pursuant to clauses (e)(v) or (i)(B) of Section 8.3(Investments), less the amount of any returns received by the Loan Parties after the Closing Date on any Investments in Qualified Restricted Subsidiaries identified on Schedule 8.3.

(c)           Section 4.3 (Ownership of Subsidiaries) of the Term Loan Agreement is hereby amended by deleting the first clause from inception through the words “Closing Date,” and inserting the following as a new clause thereof:

Set forth on the Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the First Amendment Effective Date,

(d)           Section 4.4(a) (Financial Statements) of the Term Loan Agreement is hereby amended by inserting the following clause immediately following the parenthetical:

in the case of the Borrower and any Domestic Subsidiary, or, in the case of the Financial Statements of any Foreign Subsidiary, have been prepared or maintained in accordance with generally accepted accounting principles of its country of origin and, in addition, have been prepared for consolidation in accordance with GAAP

(e)           Section 4.12 (Investment Company Act) of the Term Loan Agreement is deleted in its entirety and substituting the following in its place:

None of the Loan Parties is an “investment company,” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(f)           Section 7.7 (Keeping of Books) of the Term Loan Agreement is hereby amended by inserting the following clause at the end of the final sentence thereof:

that is a Domestic Subsidiary, or, in the case of any Restricted Subsidiary that is a Foreign Subsidiary, such books and records shall be kept in accordance with the generally accepted accounting principles of its country of origin and, in addition, have been prepared for consolidation in accordance with GAAP

(g)           Section 7.11 (Additional Collateral and Guaranties) of the Term Loan Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following in its place:

(iii) the Loan Documents shall not require the creation or perfection of, pledges of or security interests in, or the obtaining of title insurance or legal opinions with respect to, any Excluded Assets, any Stock or Stock Equivalents in, or assets of, any Domestic Subsidiary, all of the Stock of which is held by a Non-U.S. Person, or any leaseholds, commercial tort claims, motor vehicles or any other asset subject to certificates of title or letter of credit rights (other than any such rights constituting “supporting obligations” as defined in the UCC)

(h)           Section 8.1 (Indebtedness) of the Term Loan Agreement is hereby amended by deleting the “and” after clause (l) thereof, replacing the period at the end of clause (m) with “; and”, and inserting a new clause (n) immediately following clause (m) thereof:

(n)      Intercompany Indebtedness owed by any Group Member to any other Group Member in connection with or arising from or under a Non-Domestic Restructuring;

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(i)            Section 8.3(e) (Investments) of the Term Loan Agreement is hereby amended by inserting the new clause (vi) immediately following clause (v) thereof:

and (vi) by a Group Member in another Group Member in connection with or arising from or under a Non-Domestic Restructuring

(j)            Section 8.4 (h) (Sale of Assets) of the Term Loan Agreement is hereby amended by deleting the “and” after clause (ii) thereof and inserting the following clause immediately following clause (iii) thereof:

and (iv) among Group Members in connection with or arising from or under a Non-Domestic Restructuring

(k)           Section 8.5 (Restricted Payments) of the Term Loan Agreement is hereby amended by deleting the “and” after clause (e) thereof, replacing the period at the end of clause (f) with “; and”, and inserting a new clause (g) immediately following clause (f) thereof:

(g)        Restricted Payments made by any Group Member to another Group Member in connection with or arising from or under a Non-Domestic Restructuring.

(l)            Section 8.6 (Prepayment of Indebtedness) of the Term Loan Agreement is hereby amended by deleting clause (c) thereof and substituting the following: “(c) prepay any intercompany Indebtedness permitted under clauses (g), (j) or (n) of Section 8.1 (Indebtedness),”.

(m)         Section 8.7 (Restriction on Fundamental Changes) of the Term Loan Agreement is hereby amended by deleting the first clause from inception through the words “Section 8.4 (Sale of Assets),” and inserting the following as a new clause thereof:

Except in connection with Investments in Permitted Acquisitions made pursuant to Section 8.3 (Investments), Asset Sales expressly permitted under Section 8.4 (Sale of Assets), and a Non-Domestic Restructuring,

(n)           Section 8.9 (Transactions with Affiliates) of the Term Loan Agreement is hereby amended to read in its entirety as follows:

Other than as set forth on Schedule 8.9 or as necessary to effect a Non-Domestic Restructuring, the Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to effect any transaction with any of its respective Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Borrower or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

(o)           Section 8.11 (Modification of Constituent Documents) of the Term Loan Agreement is hereby amended is hereby amended to read in its entirety as follows:

The Parent shall not, nor shall it permit any Restricted Subsidiary to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except (a) for changes and amendments that do not materially affect the rights and privileges of any Restricted Subsidiary and do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral and (b) as necessary to effect a Non-Domestic Restructuring.

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(p)           Section 8.12 (Modification of Related Documents) of the Term Loan Agreement is hereby amended is hereby amended to read in its entirety as follows:

The Parent shall not, nor shall it permit any Restricted Subsidiary to, alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except (a) for modifications that do not materially affect the rights and privileges of any Restricted Subsidiary under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral and (b) as necessary to effect a Non-Domestic Restructuring).

Section 3.	Affirmation and Acknowledgment of the Borrower.

The Borrower hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders, including, without limitation, the Term Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Term Loans and all other amounts due under the Term Loan Agreement and the other Loan Documents as amended hereby. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

Section 4.	No Other Waivers, Amendments or Consents.

Except to the extent amended hereby, the Term Loan Agreement shall remain unchanged and in full force and effect. The waiver and consents contained herein shall not extend beyond the terms expressly set forth herein for such waiver and consents, nor impair any right or power accruing to the Administrative Agent or the Lenders with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof. Nothing in this First Amendment is intended or shall be construed to be a novation of any Obligations or any part of the Term Loan Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Lenders’ Liens under the Term Loan Agreement and Loan Documents.

Section 5.	Representations, Warranties and Covenants.

To induce the undersigned Lenders to enter into this First Amendment, the Borrower and Parent hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this First Amendment has been duly authorized, executed and delivered by the Borrower and Parent; (b) this First Amendment and the Term Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and Parent, enforceable in accordance with their respective terms; (c) after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower and Parent of this First Amendment or the Term Loan Agreement as amended hereby; and (e) after the First Amendment Effective Date, the Borrower or Parent shall provide written notice to the Administrative Agent not less than three Business Days prior to the commencement of a Non-Domestic Restructuring (excluding any transactions in connection with a Non-Domestic Restructuring that were commenced after the Closing Date and prior to the First Amendment Effective Date).

Section 6.             Conditions to Effectiveness. This First Amendment shall become effective on the date (the “Effective Date”) when the following conditions precedent shall have been satisfied:

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(a)          Certain Documents.       The Administrative Agent, for the benefit of the Lenders, shall have received (a) one or more counterparts of this First Amendment, duly executed, completed and delivered by the Borrower, the Parent, the Administrative Agent and the Lenders and (b) a fully executed amendment to the Pledge and Security Agreement, in the form attached hereto as Exhibit A.

(b)         Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this First Amendment:

(i)            each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Term Loan Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct as of such earlier date; provided, however, that references therein to the Term Loan Agreement shall be deemed to refer to the Term Loan Agreement as amended by this First Amendment; provided, further, however, that the representations and warranties expressly related to the accuracy of the Schedules (other than Schedule 4.3) to the Term Loan Agreement shall be true and correct in all material respects as of August 17, 2007; and

(ii)          no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

(c)           Fees. The Administrative Agent shall have received, for the benefit of the Lenders, the fees payable pursuant to the Fee Letter, dated the dated hereof, entered into between the Administrative Agent and the Borrower.

Section 7.	Reimbursement of Expenses.

As provided in Section 11.3 (Costs and Expenses) of the Term Loan Agreement, the Borrower hereby agrees to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this First Amendment and the other documents executed in connection herewith and the transactions contemplated hereby.

Section 8.	Governing Law.

THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 9.	Headings.

Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purposes.

Section 10.	Severability of Provisions.

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Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Borrower and Parent hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 11.	Counterparts.

This First Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns. Delivery of an executed signature page of this First Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12.	Entire Agreement.

The Term Loan Agreement as amended through this First Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

Section 13.	No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this First Amendment. In the event an ambiguity or question of intent or interpretation arises, this First Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this First Amendment.

Section 14.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS FIRST AMENDMENT OR ANY OTHER LOAN DOCUMENT.

Section 15.	No Third Party Reliance.

This First Amendment is solely for the benefit of the parties signatory hereto, their successors and permitted assigns. No waiver, consent or amendment pursuant to this First Amendment may be relied upon by any third parties.

[Signature Pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

COLLECTIVE BRANDS FINANCE, INC.

as Borrower

COLLECTIVE BRANDS, INC.

as a Loan Party

PAYLESS SHOESOURCE, INC., a Missouri corporation

as a Loan Party

PAYLESS SHOESOURCE DISTRIBUTION, INC.

as a Loan Party

By:	/s/ Ullrich E. Porzig
Name:	Ullrich E. Porzig
Its:	Authorized Representative

CITICORP NORTH AMERICA, INC.,

as Administrative Agent and Lender

By:	/s/ Michael Schadt
Name:	Michael Schadt
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,

as Lender

By:	/s/ Patrick J. Fravel
Name:	Patrick J. Fravel
Title:	Vice President